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                                                                    Exhibit 99.1

Press Release                                                Source: Dynegy Inc.

Dynegy Names Nick J. Caruso Executive Vice President and Chief Financial Officer


Company also announces organizational changes in finance and accounting areas

HOUSTON--(BUSINESS WIRE)--Dec. 2, 2002--Dynegy Inc. (NYSE:DYN - News) today announced that Nick J. Caruso has been named executive vice president and chief financial officer effective immediately. In this capacity, Caruso will be responsible for Dynegy's financial affairs, including treasury, tax, investor relations, risk management, internal audit, and lender and credit rating agency relationships. He will report to Bruce A. Williamson, president and chief executive officer.

Caruso, 56, spent more than 30 years with Shell Oil Company in positions of increasing responsibility until his retirement last year. He last served as vice president of finance and chief financial officer and was responsible for the controller's organization and the company's treasury, insurance and audit functions. In addition, he worked directly with Shell's board of directors to develop and implement internal controls, review financial results and prepare financial statements. Prior to being named CFO, Caruso served as Shell's controller and general auditor. In this position, he was responsible for internal control systems, accounting policies and procedures and the audit program.

"During my 14 years working with Nick at Shell Oil Company and throughout his career, he has demonstrated a proven ability to manage comprehensive financial management programs and procedures while meeting the highest standards of corporate governance and compliance," said Williamson. "Nick's previous experience as a corporate CFO and strong knowledge in all facets of finance will be invaluable to our company as we continue to emphasize transparency and accuracy in our financial reporting, comply with the new regulatory and disclosure requirements and work closely with all of our stakeholders to create the new Dynegy."

Caruso earned a bachelor's degree in accounting from Louisiana State University in New Orleans. While with Shell, he was a senior staff member of the company's diversity counsel and Hispanic business network. Caruso has served as an instructor for Junior Achievement, a nonprofit economic education organization that teaches youth about free enterprise, business and the workforce, and on the Board of the Sam Houston Area Council of the Boy Scouts.

The company's finance and accounting organization will consist of the following individuals reporting to Caruso:

     . Robert Ray has been promoted to senior vice president and treasurer. In this role, Ray will focus on all the company's financings, including banks, bondholders and project debt, and on its relationships with lenders and credit rating agencies;

     . Katie Pipkin has been promoted to senior director, investor relations. Pipkin will act as the liaison between management and the investment community, including portfolio managers and research analysts;

     . Mike Mott, senior vice president and controller, will continue to be responsible for the development and application of the company's accounting policies and procedures, coordination of the organization's financial and operational accounting functions, transaction support and internal and external financial reporting;

     . Glenn Labhart, vice president and chief risk officer, will continue to be responsible for corporate risk oversight, including credit risk and insurance risk management; and

     . Gene Foster, vice president, tax, will continue to be responsible for all tax matters relating to the company and its subsidiaries.

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Blake Young, executive vice president, administration and technology, will add strategic planning, budgeting and analysis and the disposition of non-strategic lines of business to his areas of responsibility. These functions were previously part of the company's corporate development department. Young is currently responsible for corporate communications, human resources, technology and corporate business services. He will continue to report to Williamson.

Dynegy also announced that Hugh Tarpley, executive vice president, corporate development, and Margaret Nollen, senior vice president, investor relations, have resigned from the company to pursue other interests. Louis Dorey, executive vice president, finance, will assume a transitional role with the company through the remainder of the year.

Dynegy Inc. owns operating divisions engaged in power generation, natural gas liquids, regulated energy delivery and communications. Through these business units, the company serves customers by delivering value-added solutions to meet their energy and communications needs. The company's website is www.dynegy.com.